                               AGREEMENT OF MERGER


         This Agreement of Merger (the "Merger Agreement") is entered into as of March 1, 2000 by and between California Community Bancshares, Inc. ("CCB") and Sacramento Capital Co. ("Capital Co.").


                            RECITALS AND UNDERTAKINGS

A. CCB is a Delaware corporation with its principal office in San Francisco California. As of the date hereof, CCB has 75,000,000 shares of $0.01 par value common stock authorized ("CCB Common Stock"), and 15,056,277 of such shares are outstanding. As of the date hereof, CCB has 25,000,000 shares of $0.01 par value preferred stock authorized, none of which are issued and outstanding.

B. Capital Co. is a California corporation with its principal office in San Francisco, California. As of the date hereof, Capital Co. has 10,000,000 shares of no par value common stock authorized ("Capital Co. Common Stock"), and 3,340,010 of such shares are outstanding, all of which are held of record and beneficially by the California Community Financial Institutions Fund Limited Partnership. As of the date hereof, Capital Co. has 10,000,000 shares of no par value preferred stock authorized, of which 470,000 of Series A Nonvoting Preferred Stock are issued and outstanding, all of which are held of record and beneficially by CCB.

C. Pursuant to the Merger Agreement, Capital Co. will be merged with and into CCB (the "Merger").

D. In consideration of the Merger CCB has agreed to issue shares of its authorized, but unissued common stock, which shares shall be issued in a private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "1933 Act").

E. The Boards of Directors of CCB and Capital Co. have determined that it would be advisable and in the best interests of their respective corporations and shareholders for Capital Co. to be merged with and into CCB, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California General Corporation Law (the "CGCL"), the Delaware General Corporation Law (the "DGCL"), and other applicable laws.

F. The Boards of Directors of CCB and Capital Co. have each approved the Merger Agreement and the transactions contemplated hereby.

G. Upon consummation of the Merger, CCB will be the surviving corporation.

                                    AGREEMENT

Section  1.        GENERAL

         1.1. THE MERGER. On the Effective Date (as defined herein below), Capital Co. shall be merged with and into CCB, which shall be the surviving corporation (the "Surviving Corporation"). The Surviving Corporation's name shall continue to be California Community Bancshares, Inc.

         1.2. EFFECTIVE DATE. The merger described herein (the "Merger") shall become effective, and actions to consummate the Merger shall commence, at the close of business on the day upon which an executed counterpart of this Merger Agreement shall have been filed with the Secretary of State of the State of Delaware in accordance with Section 252 of the Delaware General Corporation Law and with the Secretary of State of the State of California in accordance with Section 1108 of the California General Corporation Law (the "Effective Date").

         1.3. CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. On the Effective Date, the Certificate of Incorporation of CCB, as in effect immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation of the Surviving Corporation until amended; the Bylaws of CCB, as in effect immediately prior to the Effective Date, shall be and remain the Bylaws of the Surviving Corporation until amended.

         1.4. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. On the Effective Date, the directors and officers of CCB immediately prior to the Effective Date shall become the directors and officers of the Surviving Corporation. The directors of the Surviving Corporation shall serve until the next annual meeting of shareholders of the Surviving Corporation, or until such time as their successors are elected and qualified.

         1.5.     EFFECT OF THE MERGER.

                           (a)      ASSETS AND RIGHTS. On the Effective Date and
thereafter, all rights, privileges, franchises and property of CCB and Capital Co. and all debts and liabilities due or to become due to CCB and Capital Co. including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by CCB or Capital Co.

                           (b)      LIABILITIES. On the Effective Date and
thereafter, all debts, liabilities and obligations due or to become due from, and all claims and demands for any cause existing against, CCB and Capital Co. shall be and become the debts, liabilities or obligations of, or the claims or demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them.

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                           (c)      CREDITORS' RIGHTS AND LIENS. On the
Effective Date and thereafter, all rights of creditors of CCB and Capital Co. and all liens upon the property of CCB and Capital Co. shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Date.

                           (d)      PENDING ACTIONS. On the Effective Date and
thereafter, any action or proceeding pending by or against CCB or Capital Co. shall not be deemed to have abated or been discontinued, but may be pursued to judgment with full right to appeal or review. Any such action or proceeding may be pursued as if the Merger had not occurred, or with the Surviving Corporation substituted in place of CCB or Capital Co. as the case may be.

         1.6. FURTHER ASSURANCES. CCB and Capital Co. each agree that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights referred to in this Section 1, or otherwise to carry out the intent and purposes of this Merger Agreement.

Section  2.        STOCK OF THE SURVIVING CORPORATION

         2.1. STOCK OF CAPITAL CO.. (a) On the Effective Date, each share of Capital Co. Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into 1.506 shares of fully paid and nonassessable CCB Common Stock. At and after the Effective Date, no transfer of Capital Co. Common Stock outstanding prior to the Effective Date shall be made on the stock transfer books of the Surviving Corporation and the certificates which immediately prior to the Effective Date represented issued and outstanding shares of Capital Co. Common Stock shall be deemed by the Surviving Corporation to represent shares of CCB Common Stock .


         (b) At the Effective Time, each share of Series A Nonvoting Preferred Stock of Capital Co. issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled and no shares of CCB Common Stock or other securities or consideration shall be issued in exchange therefor.

         2.2. STOCK OF CCB. On the Effective Date, each share of CCB Common Stock issued and outstanding immediately prior to the Effective Date shall, continue to remain an outstanding share of common stock of the Surviving Corporation.

         2.3. EXCHANGE OF STOCK BY CAPITAL CO. SHAREHOLDER. (a) On the Effective Date, or as soon as practical thereafter, in order to effectuate the exchange and conversion specified in Section 2.1, the shareholder of Capital Co. of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of Capital Co.
Common Stock then held by it a certificate for 1.506 shares of CCB Common
Stock.

         (b) FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of CCB Common Stock shall be issued to holders of shares of Capital Co. Common Stock. In lieu thereof, at the Effective Time each such holder entitled to a fraction of a share of CCB Common Stock shall receive, at the time of surrender of the certificate for Capital Co. Common Stock, an amount in cash equal to $10.00 per share, multiplied by the fraction of a share of CCB Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

Section 3.         APPROVALS

         3.1. SHAREHOLDER APPROVAL. This Merger Agreement shall be submitted to the shareholders of CCB and Capital Co. for approval to the extent required by, and in accordance with, applicable provisions of law.

         3.2. REGULATORY APPROVALS. Each of the parties hereto shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the Merger to be consummated, including without limitation the consents and approvals referred to in Sections 4.1(b), 4.1(c) and 4.1(d).

Section 4.         CONDITIONS PRECEDENT, TERMINATION AND PAYMENT OF EXPENSES

         4.1. CONDITIONS PRECEDENT TO THE MERGER. Consummation of the Merger is conditioned upon the following:

                           (a)      Ratification and confirmation of this Merger
Agreement by the shareholders of CCB and Capital Co. to the extent required by, and in accordance with, applicable provisions of law;

                           (b)      Procuring all other consents and approvals
and satisfying all other requirements, prescribed by law or otherwise, which are necessary for the Merger to be consummated, including without limitation: approval from the Commissioner of Financial Institutions of the State of California pursuant to Section 700 et seq. of the California Financial Code, if required, approval from the Board of Governors of the Federal Reserve System under the Bank Holding Act of 1956, approval, if required, and from the California Commissioner of Corporations under the California Corporate Securities Law of 1968, as amended, with respect to the securities of the CCB issuable upon consummation of the Merger, if required;

                           (c)      There shall have been received (unless
waived by each of the parties hereto) an opinion in form and substance satisfactory to each of the parties hereto and their counsel, with respect to the tax consequences to the parties and their shareholders of the Merger;

                           (d)      Procuring all consents or approvals,
governmental or otherwise, which in the opinion of counsel for CCB and Capital Co., are or may be necessary to permit or to enable the Surviving Corporation to conduct, upon and after the Merger, all or any part of the businesses and other activities that CCB or Capital Co. engages in immediately prior to the Merger, in the same manner and to the same extent that CCB or Capital Co. engaged in such businesses and other activities immediately prior to the Merger; and

                           (e)      Performance by each of the parties hereto of
all obligations under this Merger Agreement which are to be performed prior to the consummation of the Merger.

         4.2. TERMINATION OF THE MERGER. Notwithstanding that this may have already been approved by the shareholders of CCB and Capital Co., this Merger Agreement may be terminated prior to the Effective Time:


         (1) By mutual written consent of the Board of Directors of Capital Co. and CCB;


         (2) In the event that any condition specified in Section 4.1 cannot be fulfilled, or prior to the Effective Date the Board of Directors of either of the parties hereto reaches any of the following determinations:

                           (a)      Any action, suit, proceeding or claim
relating to the Merger, whether initiated or threatened, makes consummation of the Merger inadvisable; or

                           (b)      Consummation of the Merger is inadvisable
for any other reason;


         (3) By either party if the Merger has not been consummated by June 30, 2000.


                  4.3 EFFECT OF TERMINATION. Upon termination, this Merger Agreement shall be void and of no further effect, and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or shareholders.

                  4.4 EXPENSES OF THE MERGER. All of the expenses of the Merger, including without limitation filing fees, printing costs, mailing costs, accountant's fees and legal fees, shall be borne by the Surviving Corporation; provided, however, that if the Merger is abandoned for any reason, then all of such expenses shall be paid by CCB.

         Section  5. MISCELLANEOUS

         5.1 The Merger Agreement is and will be maintained on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is One Maritime Plaza, Suite 825, San Francisco, California 94111.

         5.2 The Merger Agreement between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of CCB and Capital Co. pursuant to Section 252 of the DGCL, and executed by the parties in accordance with the requirements of Chapter 11 of the CGCL.

         5.3 The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Capital Co., as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their duly authorized officers as of the day and year first above written.



                                    CALIFORNIA COMMUNITY BANCSHARES, INC.

                                    By: /s/ Ronald W. Bachi
                                        --------------------------------
                                        Ronald W. Bachli, President


                                    By: /s/ J. Thomas Byrom
                                        --------------------------------
                                        J. Thomas Byrom, Secretary



                                    SACRAMENTO CAPITAL CO.


                                    By: /s/ Richard W. Decker, Jr.
                                        --------------------------------
                                        Richard W. Decker, Jr.,
                                        Chairman of the Board


                                    By: /s/ J. Thomas Byrom
                                        --------------------------------
                                        J. Thomas Byrom, Secretary

                             SACRAMENTO CAPITAL CO.


                           CERTIFICATE OF APPROVAL OF


                               AGREEMENT OF MERGER



The undersigned hereby certify as follows:


         (1) They are the Chairman of the Board and Secretary, respectively, of Sacramento Capital Co., a California corporation ("Capital Co.").

         (2) The Agreement of Merger in the form attached hereto was duly approved by the Board of Directors of Capital Co.

         (3) Capital Co. has authorized two classes of shares, designated common stock and preferred stock. The Agreement of Merger has been duly approved by shareholders holding 100% of the outstanding shares of voting stock. The total number of shares outstanding of common stock is 3,340,010, and the number of shares outstanding of Series A Nonvoting preferred stock is 470,000.




/s/ Richard W. Decker, Jr.
------------------------------------
Richard W. Decker, Jr.,
Chairman of the Board


/s/ J. Thomas Byrom
------------------------------------
J. Thomas Byrom, Secretary


The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.


Executed at San Francisco, California, on March 1, 2000.

/s/ Richard W. Decker, Jr.
------------------------------------
Richard W. Decker, Jr.

/s/ J. Thomas Byrom
------------------------------------
J. Thomas Byrom

                      CALIFORNIA COMMUNITY BANCSHARES, INC.


                           CERTIFICATE OF APPROVAL OF


                               AGREEMENT OF MERGER



The undersigned hereby certify as follows:


         (1) They are the President and Secretary, respectively, of California Community Bancshares, Inc., a Delaware corporation ("CCB").

         (2) The Agreement of Merger in the form attached hereto was duly approved by the Board of Directors of CCB.

         (3) The total number of shares outstanding of common stock of CCB is 15,056,277. Pursuant to Section 252 of the General Corporation Law of the State of Delaware, the majority stockholder of CCB, holding in excess of 90% of the outstanding shares of common stock, by a vote which exceeded the 75% vote requirement set forth in the Certificate of Incorporation of CCB, duly adopted this Agreement of Merger by a written consent to action without a meeting pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware.




/s/Ronald W. Bachli
----------------------------------
Ronald W. Bachli, President

/s/ J. Thomas Byrom
----------------------------------
J. Thomas Byrom, Secretary


The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.


Executed at San Francisco, California, on March 1, 2000.



/s/ Ronald W. Bachli
---------------------------------
Ronald W. Bachli

/s/ J. Thomas Byrom
---------------------------------
J. Thomas Byrom


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